Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RC-1, Inc.

Thomasville, NC

We hereby consent to the use in this Amendment No. 4 to Post-Effective Amendment No. 1 the Registration Statement on Form S-1 (File No. 333-210960) of our report dated April 5, 2017, relating to the financial statements of RC-1, Inc. at and for the year ended December 31, 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

January 10, 2018